EXHIBIT 99.1

Healthwarehouse.com, Inc.

Financial Statements
December 31, 2008 and 2007
With Independent Auditors’ Report

TABLE OF CONTENTS

Independent Auditors’ Report	1

Financial Statements:

Balance Sheets	2

Statements of Operations	3

Statements of Changes in Stockholders’ Equity (Deficit)	4

Statements of Cash Flows	5

Notes to Financial Statements	6-8

Accompanying Information:

Schedules of General and Administrative Expenses	9

CLARK, SCHAEFER, HACKETT & CO.

INDEPENDENT AUDITORS’ REPORT

To the Shareholders
Healthwarehouse.com, Inc.:

We have audited the accompanying balance sheets of Healthwarehouse.com, Inc. (a corporation), as of December 31, 2008 and 2007 and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows, for the year ended December 31, 2008 and from March 6, 2007 (Date of Inception) to  December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above presents fairly, in all material respects, the financial position of Healthwarehouse.com, Inc. as of December 31, 2008 and 2007, and the results of their operations and their cash flows for the year and period then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the financial statements taken as a whole. The Schedules of General and Administrative Expenses on page 9 are presented for purposes of additional analysis and is not a required part of the basic financial statements.  Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Clark, Schaefer, Hackett & Co.

Cincinnati, OH
March 16, 2009

Healthwarehouse.com, Inc.
Balance Sheets
December 31, 2008 and 2007

	2008	2007
Assets

Current assets:
Cash	$357,938	32,828
Accounts receivable	12,317	9,448
Inventory	84,480	-

	454,735	42,276

Property and equipment, net	360,394	-

Other assets:
Web site development costs	25,972	7,025

	$841,101	49,301

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
Accounts payable:
Trade	$139,198	50,853
Related party	397,529	-
Sales tax payable	-	105

	536,727	50,958
Stockholders' equity (deficit):

Class A common stock; par value of $0 per share; 1,400,000
shares authorized, 1,060,000 issued and outstanding
in 2008, par value of $0 per share: 1,000 shares authorized
issued and outstanding in 2007	-	-
Class B common stock; par value of $0 per share; 100,000
shares authorized, 38,352 issued and outstanding
in 2008, par value of $0 per share: 0 shares authorized
issued and outstanding in 2007	-	-
Additional paid-in capital	982,332	9,000

Accumulated deficit	(677,958)	(10,657)

	304,374	(1,657)

	$841,101	49,301

See accompanying notes to financial statements.

Healthwarehouse.com, Inc.
Statements of Operations
Year Ended December 31, 2008 and Period from Inception (March 6, 2007) to December 31, 2007

	2008	2007

Revenue	$1,270,527	59,562

Cost of sales	970,627	32,433

Gross Profit	299,900	27,129

General and administrative expenses	969,837	37,786

	(669,937)	(10,657)

Other income:
Interest income	2,636	-

Net loss	(667,301)	(10,657)

See accompanying notes to financial statements.

Healthwarehouse.com, Inc.
Statements of Changes in Stockholders’ Equity (Deficit)
Year Ended December 31, 2008 and Period from Inception (March 6, 2007) to December 31, 2007

	Common Stock		Additional
	Number of		paid-in	Accumulated
	Shares	Amount	capital	Deficit	Total

Balance prior to March 6, 2007	-	$-	-	-	-

Issuance of common stock	1,000	-	-	-	-

Capital contributions	-	-	9,000	-	9,000

Net loss	-	-	-	(10,657)	(10,657)

Balance at December 31, 2007	1,000	-	9,000	(10,657)	(1,657)

Issuance of common stock	1,097,352	-	-	-	-

Capital contributions	-	-	973,332	-	973,332

Net loss	-	-	-	(667,301)	(667,301)

Balance at December 31, 2008	1,098,352	$-	982,332	(677,958)	304,374

See accompanying notes to financial statements.

Healthwarehouse.com, Inc.
Schedules of General and Administrative Expenses
Year Ended December 31, 2008 and Period from Inception (March 6, 2007) to December 31, 2007

	2008	2007

Cash flows provided by (used in) operating activities:
Net loss	$(667,301)	(10,657)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Bad Debt	54,753	-
Depreciation	10,612	-
Effects of change in operating assets and liabilities:

Accounts receivable	(57,622)	(9,448)

Inventory	(84,480)	-
Accounts payable	435,874	50,853
Sales tax payable	(105)	105

Net cash provided by (used in) operating activities	(308,269)	30,853

Cash flows used in investing activities:
Capital Expenditures	(213,981)	-
Web site development costs	(25,972)	(7,025)

Net cash used in investing activities	(239,953)	(7,025)

Cash flows provided by financing activities:
Capital Contributions	873,332	9,000

Net cash provided by financing activities	873,332	9,000

Change in cash	325,110	32,828

Cash - beginning of year	32,828	-

Cash - end of year	$357,938	32,828

Non-Cash Transactions:
Equipment worth $150,000 was contributed to the Company for $100,000 of stock ownership and a $50,000 note payable to the seller.

See accompanying notes to financial statements.

Healthwarehouse.com, Inc.
Notes to the Financial Statements
December 31, 2008 and 2007

1.	SIGNIFICANT ACCOUNTING POLICIES:

The following items set forth a description of the Healthwarehouse.com, Inc. and the significant accounting policies that the Company follows in preparing and presenting its financial statements:

Nature of operations
On March 6, 2007, Healthwarehouse.com, Inc. (the Company) was formed. The Company is a distributor of medical supplies throughout the United States.  The general offices and warehouse are located in Cincinnati, Ohio.  The products are marketed and sold through the internet.

Use of estimates
The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Accounts receivable
Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable.  As of December 31, 2008 and 2007 management considers all receivables to be fully collectible.

Inventories
Inventories are valued at lower of average cost or market, using first-in, first out (FIFO) method and consist substantially of finished goods available for sale.

Property and Depreciation
Property and equipment is recorded at cost.  Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets.

Revenue Recognition
Revenue is recognized when products are shipped to customers.  Provisions for chargebacks are provided for in the same period the related revenue is recorded.

Income taxes
Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws. Income tax expense is comprised of tax currently payable for the period and the change during the period in deferred tax assets and liabilities.  The Company has a net loss carryforward of $677,958 December 31, 2008.  There is a valuation allowance for the deferred tax asset.  The Company’s regular tax net operating loss carryforward expires in 2028.

Healthwarehouse.com, Inc.
Notes to the Financial Statements
December 31, 2008 and 2007

The Financial Accounting Standards Board (“FASB”) has issued Interpretation No. 48 (“FIN 48”), which clarifies generally acceptable accounting principles for recognition, measurement, presentation and disclosure relating to uncertain tax positions.  As permitted by FIN 48 (as amended), the Company has elected to defer the application of FIN 48 until issuance of its December 31, 2009 financial statements.  For financial statements covering periods prior to calendar 2009, the Company evaluates uncertain tax positions in accordance with existing generally accepted accounting principles and makes such accruals and disclosures as might be required thereunder.

Advertising expense
The Company expenses advertising expense as it is incurred.  Advertising expense charged to expense for the year ended December 31, 2008 was $321,353 and for the period ended December 31, 2007 was $11,758.

Web site development costs
Web site development costs include costs incurred in the development stage of phase two of the Company’s web site as of December 31, 2008.  Costs are capitalized and will be amortized over the useful life of the web site. Phase two of the web site is not completed or in service as of December 31, 2008.  The second phase of the web site is scheduled to be completed during 2009.  During 2008, the Company completed phase one of the website and transferred it to fixed assets.  Costs incurred during 2008 relating to phase one totaled $37,652.

Concentration
The Company may at times maintain cash in bank deposit accounts at financial institutions where the balances, at times, exceed the federally insured limits.  The Company has not experienced any losses in such accounts and management does not believe it is exposed to significant risk on cash.

2.	TRANSACTIONS WITH RELATED PARTIES:

The Company purchases inventory from various related companies that are owned by shareholders of the Company.  During 2008, the Company purchased a majority of inventory, and was charged freight and related fulfillment expenses from the related parties.

At December 31, 2008, the Company has $397,529 included in accounts payable that is due to these related parties.

During 2008, the Company entered into a lease agreement to rent warehouse and office space from a related party.  The related party is owned by a shareholder of the Company.  Monthly payments of $5,567 are required under the lease.  The lease expires in March 2011 with an option to renew for an additional two years.  Rent expense for 2008 was $16,700.

Healthwarehouse.com, Inc.
Notes to the Financial Statements
December 31, 2008 and 2007

3.	PROPERTY AND EQUIPMENT:

Property and equipment, net, consists of the following:

2008
Computer hardware	$11,006
Computer software	118,086
Equipment	150,000
Leasehold improvements	87,914
Furniture and fixtures	4,000
371,006
Accumulated depreciation	(10,612)
$360,394

4.	STOCKHOLDERS’ EQUITY (DEFICIT):

The Company has two classes of capital stock: Class A Common Stock and Class B Common Stock. In general, the voting, dividend, liquidation and other rights of holders of Class A and Class B shares are identical. All shares of Common Stock vote together as a single class and are entitled to one vote per share. The holders of shares of Common Stock share ratably in dividends when and as declared by the Company’s board of directors out of funds legally available. Any such dividends may be paid in cash, property or shares of Common Stock.  Management of the Company does not anticipate payment of dividends for the foreseeable future.  No shares of Common Stock have preemptive rights.

Upon the occurrence of a liquidation event (includes both liquidation or sale of the Company by merger or sale of assets), the holders of Class B shares are entitled to receive a preferential distribution of $22.25 per Class B share plus the amount of all declared but unpaid dividends attributable to the Class B share, prior to distribution of the remaining assets of the Company available for distribution ratably to the holders of shares of Common Stock as a single class.

During 2008, equipment valued at $150,000 was contributed to the Company for $100,000 in Class A Common Stock and $50,000 due to the partner of the contributor for his stake in the machine.

Healthwarehouse.com, Inc.
Schedules of General and Administrative Expenses
Year Ended December 31, 2008 and Period from Inception (March 6, 2007) to December 31, 2007

	2008	2007

Advertising Expense	$321,353	11,758
Amazon Fees	46,413	6,412
Bank Charges	4,014	248
Computer Expense	12,163	1,072
Depreciation Expense	10,612	-
EBay Fees	814	293
Freight Expense	79,860	6,611
Fulfillment Expense	48,676	2,243
Insurance Expense	4,710	500
Legal Expense	64,468	5,606
Meals and Entertainment	38,392	1,338
Miscellaneous Expense	30,878	-
Office Supplies	14,794	240
Promotional Expense	3,813	-
Sales Tax Expense	847	130
Shipping Supplies Expense	13,825	303
Trademark Expense	-	325
Travel Expense	41,488	707
Contribution Expense	2,000	-
Accounting Fee Expense	7,200	-
License Expense	13,661	-
Moving Expense	6,360	-
Labor Expense	38,360	-
Credit Card Fees	16,239	-
Telephone Expense	12,909	-
Corporate Tax Expense	50	-
Payroll, Payroll Taxes and Fees	59,143	-
Health Insurance	3,342	-
Rent Expense	16,700	-
Dues	2,000	-
Bad Debt Expense	54,753	-

	$969,837	37,786